Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

ENABLE HOLDINGS, INC.
a Delaware Corporation

AMENDED AND RESTATED
BYLAWS
OF
ENABLE HOLDINGS, INC.

ARTICLE I
OFFICES

Section 1. Registered Office. The registered office and registered agent of Enable Holdings, Inc. (the “Corporation”) will be as from time to time set forth in the Corporation’s Certificate of Incorporation filed with the Secretary of State of the State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Corporation’s Board of Directors (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

Section 1. Place of Meetings. All meetings of the stockholders for the election of directors will be held at such place, within or without the State of Delaware, as may be fixed from time to time by the Board. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof. If no place is fixed for a meeting of stockholders, such meeting shall be held at the principal office of the Corporation.

Section 2. Annual Meeting. An annual meeting of the stockholders will be held at such time as may be determined by the Board, at which meeting the stockholders will elect directors and transact such other business as may properly be brought before the meeting.

Section 3. List of Stockholders. At least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, will be prepared by the Corporation’s officer or agent having charge of the stock transfer books. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place will be specified in the notice of the meeting, or if not so specified at the place where the meeting is to be held. Such list will be produced and kept open at the time and place of the meeting during the whole time thereof, and will be subject to the inspection of any stockholder who may be present. If the right to vote at any meeting is challenged, the inspector of election, or the person presiding thereat ,if no such inspector has been appointed, will require such list of the stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote at such meeting may vote.

Section 4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, the Certificate of Incorporation or these Bylaws, may be called by the Board, the Chairman of the Board, or the Corporation’s President. Business transacted at all special meetings will be confined to the purposes stated in the notice of the meeting unless all stockholders entitled to vote are present and consent.

Section 5. Notice. Written notice stating the place, day and time of any meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called and the person calling the special meeting, will be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Corporation’s President, the Corporation’s Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at the meeting.

If, at any meeting, action is proposed to be taken which, if taken, would entitle objecting stockholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment, the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice under this Section.

Section 6. Inspector of Election. The Board, in advance of any stockholders’ meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a stockholders’ meeting may, and on the request of any stockholder entitled to vote thereat will, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment in advance of the meeting by the Board or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of such inspector at such meeting with strict impartiality and according to the best of such inspector’s ability.

The inspector shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote at the meeting, count and tabulate all votes, ballots or consents, determine the results thereof, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, or of any stockholder entitled to vote thereat, the inspector will make a report in writing of any challenge, question or matter determined by such inspector and will execute a certificate of any fact found by such inspector. Any report or certificate made by the inspector shall be prima facie evidence of the facts stated and of any vote certified by such inspector.

Section 7. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the stockholders, the presence in person or by proxy of the holders of a majority of the voting power represented by shares issued and outstanding and entitled to vote will be necessary and sufficient to constitute a quorum for the transaction of business; provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. If, however, such quorum is not present or represented at any meeting of the stockholders, a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

Section 8. Qualification of Voters. Unless otherwise provided in the Certificate of Incorporation, every stockholder of record will be entitled at every meeting of the stockholders to one vote for every share of common stock of the Corporation standing in such stockholder’s name on the record of stockholders. Treasury shares as of the record date and shares held as of the record date by another domestic or foreign corporation of any kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held as of the record date by the Corporation, will not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

Section 9. Voting. When a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the shares entitled to vote on, and voted for or against, any matter will decide any questions brought before such meeting, unless the question is one upon which, by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision will govern and control the decision of such question. The stockholders present in person or by proxy at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 10. Method of Voting. Any stockholder having the right to vote at a meeting of the stockholders, or to express consent or dissent without a meeting, will be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than 3 years prior to such meeting, or such expression of consent or dissent without a meeting, unless such instrument provides for a longer period. Each proxy will be revocable unless expressly provided therein to be irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the stockholder who executed the proxy, unless before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Corporation’s Secretary. Such proxy will be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting at a meeting on any question or in any election, other than for directors, may be by voice vote or show of hands unless the presiding officer orders, or any stockholder demands, that voting be by written ballot.

Section 11. Record Date. The Board may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. Such record date will not precede the date upon which the resolution fixing the record date is adopted by the Board, and such record date will not be less than 10 nor more than 60 days prior to such meeting, nor more than 60 days prior to any other action. In the absence of any action by the Board, the close of business on the date next preceding the day on which the notice is given will be the record date, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held will be the record date. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

Section 12. Actions Brought Before Stockholder Meetings.

(a) Limitation. The action which may be considered by the stockholders at any annual or special meeting of stockholders of the Corporation shall be limited to only those actions properly brought before such meeting in compliance with the procedures set forth in this Section.

(b) Procedure. For any action to be properly brought before any annual meeting of stockholders, the action must be specified in the notice of meeting or the action may be brought before the meeting by the Board or a stockholder entitled to vote at the meeting, or by a person (a “Nominee Holder”) that holds such stock through a nominee or “street name” holder of record of such stock entitled to vote at the meeting who can demonstrate its ownership to the Corporation.

(c) Annual Meetings.

(i) Stockholder Proposals. In addition to any other requirements under applicable law, the Corporation’s Certificate of Incorporation and these Bylaws, persons nominated by stockholders for election as directors of the Corporation and any other proposals by stockholders shall be properly brought before a meeting of stockholders only if notice of such proposal (a “Stockholder Notice”) is delivered to the Secretary of the Corporation at the principal executive office of the Corporation not less than 90 nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. If the annual meeting is not scheduled to be held within 30 days of such anniversary date, the Stockholder Notice shall be delivered to the Secretary of the Corporation by the later of the close of business on the date 90 days prior to the meeting date or the 10th day following the date on which such other meeting date is first publicly announced.

(ii) Stockholder Nominees. Any stockholder desiring to nominate any person for election as a director of the Corporation shall deliver, as part of the Stockholder Notice, a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such person, the information required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (the “SEC”), regarding such person, the person’s signed consent to serve as a director of the Corporation if elected, the nominating stockholder’s name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder and, in the case of a Nominee Holder, evidence establishing such Nominee Holder’s indirect ownership of stock and entitlement to vote such stock for the election of directors.

(iii) Stockholder Proposals. Any stockholder who gives a Stockholder Notice of any proposal (other than a nomination for director) shall deliver, as part of the Stockholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal, the stockholder’s name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder, any material interest of such stockholder in the proposal, and, in the case of a Nominee Holder, evidence establishing such Nominee Holder’s indirect ownership of stock and entitlement to vote such stock on the matter proposed.

(d) Special Meetings.

(i) Procedure. No action shall be properly brought before a special meeting of stockholders unless such item is included in the Corporation’s notice of such meeting.

(ii) Stockholder Nominees. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any stockholder entitled to vote for the election of such director at such meeting may nominate a person for election as are specified in the Corporation’s notice of such meeting, but only if the Stockholder Notice is delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the 10th day following the earlier to occur of the day on which the date of the special meeting or the names of the nominees proposed by the Board or the number of directors to be elected shall have been publicly announced.

(e) For purposes of this Section, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the SEC.

(f) In no event shall the adjournment of an annual meeting or a special meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section. This Section shall not apply to (i) any stockholder proposal made pursuant to Rule 14a-8 under the Exchange Act or (ii) any nomination of a director in an election in which only the holders of one or more series of Preferred Stock of the Corporation issued pursuant to the certificate of incorporation are entitled to vote (unless otherwise provided in the terms of such stock).

(g) The chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

ARTICLE III
BOARD

Section 1. Management. The business and affairs of the Corporation will be managed by or under the direction of its Board who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2. Qualification; Election; Term. The directors shall be elected at an annual meeting of stockholders at which a quorum is present. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Each director so chosen shall hold office until his or her term expires and until his or her successor is elected and qualified or, if earlier, until his or her death, resignation, or removal from office. None of the directors needs to be a stockholder of the Corporation or a resident of the State of Delaware. Each director must have attained the age of majority.

Section 3. Number. The number of Directors constituting the entire Board will be the number, not less than two nor more than seven, fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies.

Section 4. Removal. Any or all of the directors may be removed with or without cause by vote of the stockholders.

Section 5. Vacancies. Newly created directorships resulting from an increase in the authorized number of directors and vacancies occurring in the Board for any reason except the removal of directors by stockholders may be filled by vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring as a result of the removal of directors by stockholders shall be filled by the stockholders, who may do so at a special meeting of stockholders called for that purpose. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of such director’s predecessor.

Section 6. Place of Meetings. Meetings of the Board, regular or special, may be held at such place within or without the State of Delaware as may be fixed from time to time by the Board. If no place is so fixed, regular meetings of the Board will be held at the principal office of the Corporation.

Section 7. Annual Meeting. The first meeting of each newly elected Board will be held without further notice immediately following the annual meeting of stockholders and at the same place, unless by unanimous consent the Directors then elected and serving change such time or place.

Section 8. Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as is from time to time determined by the Board.

Section 9. Special Meetings. Special meetings of the Board may be held at any time upon the call of the President of the Corporation or a majority of the Board. Notice of each special meeting of the Board shall be given to each director either by mail not later than noon, Eastern Time, on the third day prior to the meeting or by written message or orally not later than noon, Eastern Time, on the day prior to the meeting. Notices are deemed to have been properly given if given: by mail, when deposited in the United States mail; or by messenger at the time of delivery. A notice, or waiver of notice, need not specify the purpose of any meeting of the Board.

Section 10. Quorum of Directors; Adjournments; Action by the Board. At all meetings of the Board, the presence of a majority of the entire Board will constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at a meeting at the time of such vote, if a quorum is then present, will be the act of the Board, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given to the directors who were not present at the time of adjournment and, unless such time and place are announced at the meeting, to the other directors.

Section 11. Executive and Other Committees of Directors. The Board may, by resolution passed by a majority of the entire Board, designate from among its members an executive committee and other committees, each committee to consist of two or more Directors, which committees will have such power and authority and will perform such functions as may be provided in such resolution, except that no such committee shall have the authority as to any of the following matters: (i) the submission to stockholders of any action that needs stockholders’ approval; (ii) the filling of vacancies in the Board or in any committee; (iii) the fixing of compensation of the directors for serving on the Board or on any committee; (iv) the amendment or repeal of the Bylaws, or the adoption of new Bylaws; (v) the amendment or repeal of any resolution of the Board which, by its terms, shall not be so amendable or repealable; or (vi) the indemnification of any director. The Board may designate one or more directors as alternate members of such committee, who may replace any absent member or members at any meeting of such committee. Unless a greater proportion is required by the resolution designating a committee, a majority of the entire authorized number of members of such committee will constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at the time of such vote, if a quorum is then present, will be the act of such committee. Each such committee will serve at the pleasure of the Board, will have such name as may be designated by the Board and will keep regular minutes of its proceedings and report the same to the Board when required.

Section 12. Action by Consent. Any action required or permitted to be taken at a meeting by the Board or any committee thereof may be taken without such a meeting if all members of the Board or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent shall be filed with the minutes of the proceedings of the Board or committee.

Section 13. Compensation of Directors. Directors will receive such compensation for their services and reimbursement for their expenses as the Board, by resolution, may establish; provided that nothing herein contained will be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore fixed by authorization of the Board.

ARTICLE IV
NOTICE

Section 1. Form of Notice. Whenever by law, the Certificate of Incorporation or these Bylaws, notice is to be given to any director or stockholder, and such notice is to be given by mail or no provision is made as to how such notice will be given, such notice may be given in writing, by mail, postage prepaid. Notices will be addressed to such director or stockholder at the address that appears on the books of the Corporation, or, if such director or stockholder shall have filed with the Secretary of the Corporation a written request that notices be sent to some other address. Any notice required or permitted to be given by mail will be deemed to be given at the time the same is deposited in the United States mails.
Section 2. Waiver. Whenever any notice is required to be given to any stockholder or director of the Corporation as required by law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person entitled to such notice or a proxy, whether before or after the time stated in such notice, will be equivalent to the giving of such notice. Attendance of a stockholder or director at a meeting will constitute a waiver of notice of such meeting, except where such stockholder or director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE V
OFFICERS AND AGENTS

Section 1. Election of Officers. The Board, as soon as may be practicable after the annual election of directors, will elect a President, a Secretary and a Treasurer, and from time to time may elect or appoint such other officers as it may determine. Any two or more offices may be held by the same person, except that the same person may not hold the offices of President and Secretary. The Board may also elect one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers.

Section 2. Other Officers and Agents. The Board may appoint such other officers and agents as it deems necessary, who will hold their offices for such terms and will exercise such powers and perform such duties as may be determined from time to time by the Board.

Section 3. Compensation. The compensation of all officers and agents of the Corporation will be fixed by the Board.

Section 4. Term of Office and Removal. Each officer of the Corporation will hold office for the term for which he is elected or appointed, and until his successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board electing or appointing an officer, his term of office shall extend to and expire at the meeting of the Board following the next annual meeting of stockholders. Any officer may be removed by the Board with or without cause, at any time. Removal of an officer without cause shall be without prejudice to his contract rights, if any, and the election or appointment of an officer shall not of itself create contract rights. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board.

Section 5. President. The President will be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The President shall also preside at all meetings of the stockholders and the Board. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

Section 6. Vice Presidents. The Vice Presidents, in the order designated by the Board, or in the absence of any designation, then in the order of their election, during the absence or disability of or refusal to act by the President, shall perform the duties and exercise the powers of the President and shall perform such other duties as the Board will prescribe.

Section 7. Secretary and Assistant Secretaries. The Secretary will attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose, and will perform like duties for the standing committees when required. The Secretary will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or President, under whose supervision the Secretary shall be. The Secretary will have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order designated by the Board, or in the absence of any designation, then in the order of their election, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, will perform the duties and exercise the powers of the Secretary and will perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 8. Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities; will keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; and will deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer will disburse the funds as may be ordered by the Board, taking proper vouchers for such disbursements, and will render to the President and the Board, at its regular meetings, or when the Board so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the office of Treasurer, and for the restoration to the Corporation, in the case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation.

The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order designated by the Board, or in the absence of any designation, then in the order of their election, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, will perform the duties and exercise the powers of the Treasurer and will perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 9. Checks, Notes and the Like. All checks and drafts on, and withdrawals from the Corporation’s accounts with banks or other financial institutions, and all bills of exchange, notes and other instruments for the payment of money, drawn, made, endorsed, or accepted by the Corporation, shall be signed on its behalf by the person or persons thereunto authorized by, or pursuant to resolution of, the Board.

ARTICLE VI
CERTIFICATES REPRESENTING SHARES AND TRANSFERS OF SHARES

Section 1. Form of Certificates. The shares of the Corporation will be represented by certificates, in such forms as the Board may prescribe, signed by the President, or a Vice President, and the Secretary, or an Assistant Secretary, or the Treasurer, or an Assistant Treasurer. The shares may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate will have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue. Each certificate representing shares issued by the Corporation will set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class of shares, if more than one, authorized to be issued and the designation, relative rights, preferences and limitations of each series of any class of preferred shares authorized to be issued so far as the same have been fixed, and the authority of the Board to designate and fix the relative rights, preferences and limitations of other series. Each certificate representing shares shall state upon the face thereof: (i) that the Corporation is formed under the laws of the State of Delaware; (ii) the name of the person or persons to whom issued; and (iii) the number and class of shares, and the designation of the series, if any, which such certificate represents.

Section 2. Lost, Stolen or Destroyed Certificates. No certificate for shares of the Corporation will be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken, except, if and to the extent required by the Board upon: (i) production of evidence of loss, destruction or wrongful taking; (ii) delivery of a bond indemnifying the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, destruction or wrongful taking of the replaced certificate or the issuance of the new certificate; (iii) payment of the expenses of the Corporation and its agents incurred in connection with the issuance of the new certificate; and (iv) compliance with other such reasonable requirements as may be imposed. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after such holder has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer of a new certificate.

Section 3. Transfer of Shares. Shares of stock will be transferable on the record of stockholders upon presentment to the Corporation or a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require.

Section 4. Registered Stockholders. The Corporation will be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

ARTICLE VII
GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions of the General Corporation Law of the State of Delaware and the Certificate of Incorporation. The Board may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date will not precede the date upon which the resolution fixing the record date is adopted, and such record date will not be more than 60 days prior to the payment date of such dividend. In the absence of any action by the Board, the close of business on the date upon which the Board adopts the resolution declaring such dividend will be the record date.

Section 2. Telephone and Similar Meetings. Stockholders, directors and committee members may participate in and hold meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in such a meeting will constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

Section 3. Books and Records. The Corporation will keep correct and complete books and records of account and minutes of the proceedings of its stockholders, Board and any committees of directors and a current list of the directors and officers and their residence addresses. The Corporation will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each and the dates when they respectively became the owners of record thereof. The Board may determine whether and to what extent and at what times and places and under what conditions and regulations any accounts, books, records or other documents of the Corporation will be open to inspection, and no creditor, security holder or other person will have any right to inspect any accounts, books, records or other documents of the Corporation except as conferred by statute or as so authorized by the Board.

Section 4. Fiscal Year. The fiscal year of the Corporation will be the twelve months ending December 31st, or such other period as may be fixed by the Board.

Section 5. Corporate Seal. The Board may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

Section 6.  Advances of Expenses. The Corporation will advance to its directors and officers expenses incurred by them in connection with any “Proceeding,” which term includes any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature (including all appeals therefrom), in which a director or officer may be or may have been involved as a party or otherwise, by reason of the fact that he is or was a director or officer of the Corporation, by reason of any action taken by him or of any inaction on his part while acting as such, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (“Official,” which term also includes directors and officers of the Corporation in their capacities as directors and officers of the Corporation), whether or not he is serving in such capacity at the time any liability or expense is incurred; provided that the Official undertakes to repay all amounts advanced unless: (i) in the case of all Proceedings other than a Proceeding by or in the right of the Corporation, the Official establishes to the satisfaction of the disinterested members of the Board that he acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, that he did not have reasonable cause to believe his conduct was unlawful; provided that the termination of any such Proceeding by judgment, order of court, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not by itself create a presumption as to whether the Official acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, as to whether he had reasonable cause to believe his conduct was unlawful; or (ii) in the case of a Proceeding by or in the right of the Corporation, the Official establishes to the satisfaction of the disinterested members of the Board that he acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided that if in such a Proceeding the Official is adjudged to be liable to the Corporation, all amounts advanced to the Official for expenses must be repaid except to the extent that the court in which such adjudication was made shall determine upon application that despite such adjudication, in view of all the circumstances, the Official is fairly and reasonably entitled to indemnity for such expenses as the court may deem proper.

Section 7. Indemnification. The Corporation will indemnify its directors to the fullest extent permitted by the Delaware General Corporation Law and may, if and to the extent authorized by the Board, so indemnify its officers and any other person whom it has the power to indemnify against any liability, reasonable expense or other matter whatsoever.

Section 8. Insurance. The Corporation may at the discretion of the Board purchase and maintain insurance to the fullest extent permitted by the Delaware General Corporation Law on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such.

Section 9. Resignation. Any director, officer or agent may resign by giving written notice to the President or the Secretary. Such resignation will take effect at the time specified therein or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

Section 10. Amendment of Bylaws. The Bylaws of the Corporation may be adopted, amended or repealed by vote of the holders of the shares at the time entitled to vote in the election of any directors. Bylaws may also be adopted, amended or repealed by the Board, but any Bylaws adopted by the Board may be amended or repealed by the stockholders entitled to vote thereon as hereinabove provided. If any bylaw regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the bylaw so adopted, amended or repealed, together with a concise statement of the changes made.

Section 11. Invalid Provisions. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, will be valid and operative.

Section 12. Relation to the Certificate of Incorporation. These Bylaws are subject to, and governed by, the Certificate of Incorporation of the Corporation.